UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):	October 31, 2007

COMPUTER TASK GROUP, INCORPORATED
(Exact name of registrant as specified in its charter)

New York	1-9410	16-0912632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Delaware Avenue, Buffalo, NY 14209
(Address of principal executive offices)

(716) 882-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into Material Definitive Agreements

On October 31, 2007, Computer Task Group, Incorporated (“CTG”) and Thomas R. Beecher, Jr. (the “Trustee”) entered into an Amendment (the “Amendment”) to the Trust Agreement, dated May 3, 1994 (the “Trust Agreement”) between them relating to the CTG Stock Employee Compensation Trust (the “Trust”).

Prior to the Amendment, the Trust Agreement provided that, subject to the terms of the agreement, the Trust will terminate upon the first to occur of (a) the date when the Trust no longer holds any assets, (b) May 3, 2004, or (c) the date specified in a written notice of termination given by the Board of Directors to the Trustee.  The Trust Agreement also provides that if the Trust terminates (other than upon a Change of Control as defined in the Trust Agreement), the Compensation Committee of the Board of Directors shall direct the Trustee to sell some or all of the assets of the Trust, and that thereafter the proceeds of any sale of the remaining assets in the Trust shall be distributed as directed by the Committee to the Plans (as defined in the Trust Agreement), used to pay off loans of CTG to the Trust that are then outstanding, or returned to CTG as directed by the Committee in its discretion.

The Committee has not given the Trustee any direction concerning disposition of the assets of the Trust after a termination of the Trust.  Rather, CTG has used the Trust for the Trust’s stated purposes during the period after May 3, 2004.

The Trust Agreement provides that, except as otherwise provided in the agreement, the Board of Directors may amend the Trust at any time, and from time to time, in any manner the Board deems desirable, except that no amendment may change the duties of the Trustee without the Trustee’s consent, which may not be unreasonably withheld.  The Trust Agreement also provides that the Board of Directors shall retain the power under all circumstances to clarify any ambiguities or similar issues of interpretation under the Trust Agreement.

The Amendment amends the termination provision of the Trust Agreement to provide that the Trust will terminate on the earlier of (a) the date when the Trust no longer holds assets, (b) May 3, 2014, and (c) the date specified in a written notice of termination given by the Board of Directors to the Trustee.

The Amendment provides that it is effective as of May 3, 2004.  The Amendment also provides that it is the intent of CTG and the Trustee that the Trust will be considered to have continued without termination during the period from May 3, 2004 through the date of the Amendment, but if the Trust is considered to have terminated on May 3, 2004, then

(a)

the Trust is re-formed and reinstated as of May 3, 2004 and all provisions of the Trust Agreement as amended with respect to the termination date apply to the Trust as re-formed and reinstated on May 3, 2004,

(b)

the Trustee is directed to continue to hold the assets of the Trust under the terms of the Trust Agreement as amended, and

(c)

all acts taken by or on behalf of the Trust by the Trustee and CTG during the period from May 3, 2004 through the date of the Amendment that were in compliance with the terms of the Trust Agreement  prior to the date of the Amendment (without giving effect to the May 3, 2004 termination date) are ratified and approved.

A copy of the Amendment is filed with this Form 8-K as an Exhibit, and the foregoing summary description of the Amendment is qualified in its entirety by reference to the complete terms of the Amendment.

On October 31, 2007, CTG and the Trustee also entered into a First Amendment to Agreement of Representation and Indemnity (the “Representation Amendment”).  The Representation Amendment generally provides that the Agreement of Representation and Indemnity, dated May 3, 1994, between CTG and the Trustee (the “Representation Agreement”), and the indemnification of the Trustee provided for in the Representation Agreement, will apply during the period between May 3, 2004 and the date of the Amendment and during the extended period of the Trust as provided for in the Amendment.

A copy of the Representation Amendment is filed with this Form 8-K as an Exhibit, and the foregoing summary description of the Representation Amendment is qualified in its entirety by reference to the complete terms of the Representation Amendment.

Item 9.01

Financial Statements and Exhibits

(c)    Exhibits:

The following documents are filed as exhibits to this Form 8-K:

99.1.

Amendment to Trust Agreement for Stock Employee Compensation Trust, dated October 31, 2007, between Computer Task Group, Incorporated and Thomas R. Beecher, Jr. as Trustee.

99.2

First Amendment to Agreement of Representation and Indemnity, dated October 31, 2007, between Computer Task Group, Incorporated and Thomas R. Beecher, Jr. as Trustee.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER TASK GROUP, INCORPORATED
(Registrant)

Date: November 2, 2007	By:	/s/ Peter P. Radetich
Name: Peter P. Radetich
Title: Senior Vice President & Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Amendment to Trust Agreement for Stock Employee Compensation Trust, dated October 31, 2007, between Computer Task Group, Incorporated and Thomas R. Beecher, Jr. as Trustee.

99.2	First Amendment to Agreement of Representation and Indemnity, dated October 31, 2007, between Computer Task Group, Incorporated and Thomas R. Beecher, Jr. as Trustee.